EXHIBIT 99.1

VolitionRx Announces Pricing of $1.2 Million Registered Direct Offering

HENDERSON, Nev., August 4, 2025/PRNewswire/—VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition” or the “Company”), a multi-national epigenetics company, announced today that it has entered into definitive agreements for the purchase and sale of (i)  156,250 shares of its common stock to certain directors and executive officers of the Company (collectively, the “Insiders”) at an offering price of $0.64 per share, and (ii) 1,734,375 shares of its common stock, together with common stock purchase warrants to purchase up to 1,734,375 shares of common stock (individually, a “Warrant” and collectively, the “Warrants”), to certain other existing stockholders of the Company at a combined offering price of $0.64 per share and accompanying Warrant. Each Warrant has an exercise price per share of $0.768, and is exercisable immediately upon issuance, and expires five years from the issuance date.

The Insiders (purchasers of 156,250 shares) will not receive any Warrants in the offering.

The securities will be issued and sold in the offering by the Company directly to the investors and without a placement agent. The offering is expected to close on or about August 5, 2025, subject to the satisfaction of customary closing conditions.

The aggregate gross proceeds from the offering to the Company are expected to be $1.21 million, before deducting estimated offering expenses payable by the Company, assuming no exercise of the Warrants. The additional gross proceeds to the Company from the Warrants, if such Warrants are fully exercised, will be approximately $1.3 million. However, no assurance can be given that any of these Warrants will be exercised. Volition expects to use the net proceeds of the offering for research and continued product development, clinical studies, product commercialization, working capital and other general corporate purposes, including potential strategic acquisitions.

The securities described above are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-283088) that was filed with the Securities and Exchange Commission (the “SEC”) on November 8, 2024, as amended on April 11, 2025, and declared effective by the SEC on April 18, 2025. The offering is being made only by means of a prospectus supplement and accompanying base prospectus relating to the offering that form a part of the shelf registration statement. The prospectus supplement and accompanying base prospectus relating to the offering will be filed with the SEC and may be obtained, when filed, on the SEC’s website located at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About Volition

Volition is a multi-national company focused on advancing the science of epigenetics. Volition is dedicated to saving lives and improving outcomes for people and animals with life-altering diseases through earlier detection, as well as disease and treatment monitoring.

Through its subsidiaries, Volition is developing and commercializing simple, easy to use, cost-effective blood tests to help detect and monitor a range of diseases, including some cancers and diseases associated with NETosis, such as sepsis. Early detection and monitoring have the potential not only to prolong the life of patients, but also to improve their quality of life.

Volition’s research and development activities are centered in Belgium, with an innovation laboratory and office in the U.S. and an office in London.

Media Enquiries:

Louise Batchelor, Volition, mediarelations@volition.com +44 (0)7557 774620

Investor Relations

Jeremy Feffer, LifeSci Advisors, jfeffer@lifesciadvisors.com +1-212-915-2568

Safe Harbor Statement

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “aims,” “targets,” “believes,” “seeks,” “estimates,” “optimizing,” “potential,” “goal,” “suggests,” “could,” “would,” “should,” “may,” “will” and similar expressions identify forward-looking statements. These forward-looking statements reflect the current beliefs and expectations of management and include statements regarding the expected use of net proceeds from the offering, the exercise of the Warrants prior to their expiration, the satisfaction of customary closing conditions related to the offering and sale of securities, and Volition’s ability to complete the offering. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although Volition believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that may cause Volition’s actual activities or results to differ materially from those indicated or implied by any forward-looking statement, including, without limitation, due to risks and uncertainties related to market conditions and the satisfaction of closing conditions related to the offering, and risks disclosed in the documents Volition files from time to time with the SEC, including Volition’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

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